Exhibit 99.1

Press Release May 7, 2009
Holly Corporation Reports First Quarter 2009 Results
Dallas, Texas, May 7, 2009 — Holly Corporation (NYSE-HOC) (“Holly” or the “Company”) today reported first quarter financial results. For the quarter, net income attributable to Holly Corporation stockholders was $21.9 million ($0.44 per basic and diluted share) compared to $8.6 million ($0.17 per basic and diluted share) for the same period of 2008.
Net income attributable to our stockholders increased by $13.3 million compared to the first quarter of 2008. This increase was due to overall stronger year-over-year refined product margins for the first quarter, partially offset by the effects of an overall decrease in refining production during the three months ended March 31, 2009 due to planned downtime. Overall refinery gross margins were $11.93 per produced barrel for the first quarter of 2009, a 55% increase compared to $7.72 for first quarter of 2008. Our overall refinery production levels decreased 28% for the three months ended March 31, 2009 compared to the first quarter of 2008 primarily due to production downtime attributable to our Navajo Refinery’s planned major maintenance turnaround. Additionally contributing to the income increase in the current quarter were improved results from our asphalt marketing business and an increase in sulfur credit sales.
“We are pleased with our first quarter results,” said Matthew Clifton, Chairman of the Board and Chief Executive Officer of Holly. “Our EBITDA for the quarter was $58.4 million, a 133% increase over the first quarter of 2008. We experienced improved refining gross margins in the markets served by our Navajo Refinery averaging $12.45 per barrel, a 94% increase over last year’s first quarter. This margin improvement was driven by year-over-year improvements in gasoline and non-transportation product crack spreads. At our Woods Cross Refinery, margin levels averaged $10.74 per barrel, a 14% decrease from last year’s first quarter. Negatively affecting our overall margin numbers for both refineries were reductions in diesel crack spreads from the very high levels realized during 2008. During the 2009 first quarter, in addition to realizing overall positive financial results, we completed at the Navajo Refinery a major maintenance turnaround plus our refinery expansion to 100,000 BPSD (an 18% increase) and phase one operational upgrades. These upgrades permit us to run 100% sour crude while increasing our flexibility in varying our mix of transportation fuels. I commend our dedicated and hard working employees for these major accomplishments.”
“We previously announced an agreement with Sunoco Inc. to acquire their 85,000 barrel per day refinery located in Tulsa, Oklahoma. This acquisition will increase our aggregate refining capacity to 216,000 BPSD, add attractive Midwest markets and add specialty lubricant products to our existing product line. We are working expeditiously to meet our target June 1, 2009 closing date and are extremely excited about the addition of the Tulsa refinery along with its valued employees to the Holly organization. Looking forward, 2009 will be a milestone year for Holly as we strive to further strengthen our position as a top-tier refiner. In addition to the

Navajo expansion and the Tulsa acquisition we expect to complete phase two operation upgrades at the Navajo Refinery by the end of 2009. This upgrade will enable us to improve our competitive position at the Navajo Refinery by giving us the ability to shift up to 40% of our crude slate to lower priced heavy crudes. The combined effect of these initiatives will increase our scale, our ability to process lower priced crudes into higher value products and our geographic and product diversity,” Clifton said.
Sales and other revenues for the first quarter of 2009 were $650.8 million, a 56% decrease compared to the three months ended March 31, 2008. This decrease was due to an overall 46% decline in year-over-year prices of produced refined products sold for the first quarter combined with a 26% decrease in refined products sold over last year’s first quarter. Included in revenue in the current quarter were sulfur credit sales of $4.5 million, compared to $0.9 million in the three months ended March 31, 2008. Cost of products sold was $511.7 million, a 63% decrease compared to the three months ended March 31, 2008.
Operating costs and expenses for the first quarter of 2009 increased due to the inclusion of Holly Energy Partners, L.P. (NYSE-HEP) (“HEP”) costs beginning March 1, 2008. Excluding HEP’s operating expenses, our refining operating expenses for the quarter decreased $0.8 million compared to the three months ended March 31, 2008.
We reconsolidated HEP effective March 1, 2008. The increase in operating costs and expenses for the quarter was due to the inclusion of HEP’s costs for a full three month period during the first quarter of 2009 compared to one month during the first quarter of 2008. For the three months ended March 31, 2009 HEP’s operating costs and expenses were $19.2 million, an increase of $13.1 million compared to $6.0 million in 2008. Additionally, interest expense for the three months ended March 31, 2009 and 2008 primarily relates to interest costs attributable to HEP. This press release includes key segment information that shows the impact of HEP’s consolidation on certain balance sheet and income statement amounts.
The Company has scheduled a conference call for today, May 7, 2009 at 10:00 a.m. Eastern Time to discuss financial results. Listeners may access this call by dialing (888) 548-4639. The ID# for this call is 96109327. Listeners may access the call via the internet at: http://www.videonewswire.com/event.asp?id=58067. Additionally, listeners may replay this call approximately two hours after the call concludes by dialing (800) 642-1687. This audio archive will be available through May 21, 2009.
Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries a 100,000 BPSD refinery located in Artesia, New Mexico and a 31,000 BPSD refinery in Woods Cross, Utah. Also, a subsidiary of Holly owns a 46% interest (including the general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 2,600 miles of petroleum product and crude oil pipelines in Texas, New Mexico, Utah and Oklahoma and tankage and refined product terminals in several Southwest and Rocky Mountain states.
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of

1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the Company’s efficiency in carrying out construction projects, our ability to complete the acquisition of the Tulsa refinery and successfully integrate its operations into our business, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended
	March 31,		Change from 2008
	2009	2008	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$650,823	$1,479,984	$(829,161)	(56.0)%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion and amortization)	511,654	1,383,437	(871,783)	(63.0)
Operating expenses (exclusive of depreciation, depletion and amortization)	67,202	60,708	6,494	10.7
General and administrative expenses (exclusive of depreciation, depletion and amortization)	11,747	12,937	(1,190)	(9.2)
Depreciation, depletion and amortization	20,321	13,309	7,012	52.7

Total operating costs and expenses	610,924	1,470,391	(859,467)	(58.5)

Income from operations	39,899	9,593	30,306	315.9
Other income (expense):
Equity in earnings of SLC Pipeline	175	—	175	—
Interest income	2,196	3,555	(1,359)	(38.2)
Interest expense	(6,239)	(1,992)	(4,247)	213.2
Equity in earnings of HEP	—	2,990	(2,990)	(100.0)

	(3,868)	4,553	(8,421)	(185.0)

Income from operations before income taxes	36,031	14,146	21,885	154.7
Income tax provision	12,131	4,695	7,436	158.4

Net income(1)	23,900	9,451	14,449	152.9
Less noncontrolling interest in net income(1)	1,955	802	1,153	143.8

Net income attributable to Holly Corporation stockholders(1)	$21,945	$8,649	$13,296	153.7%

Net income per share attributable to Holly Corporation stockholders — basic	$0.44	$0.17	$0.27	158.8%

Net income per share attributable to Holly Corporation stockholders — diluted	$0.44	$0.17	$0.27	158.8%

Cash dividends declared per common share	$0.15	$0.15	$—	—%

Average number of common shares outstanding:
Basic	50,042	51,165	(1,123)	(2.2)%
Diluted	50,171	51,515	(1,344)	(2.6)%

EBITDA	$58,440	$25,090	$33,350	132.9%
Balance Sheet Data

	March 31,	December 31,
	2009	2008
	(In thousands)
Cash, cash equivalents and investments in marketable securities	$54,465	$96,008
Working capital	$32,619	$68,465
Total assets	$2,013,867	$1,874,225
Long-term debt — HEP	$411,485	$341,914
Total equity(1)	$951,084	$936,332

(1)	During the first quarter of 2009, we adopted SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51.” As a result, net income attributable to the non-controlling interest in our HEP subsidiary is now presented as an adjustment to net income to arrive at “Net income attributable to Holly Corporation stockholders” in our Consolidated Statements of Income. Prior to our adoption of this standard, this amount was presented as “Minority interest in earnings of HEP,” a non-operating expense item before “Income before income taxes.” Additionally, equity attributable to noncontrolling interests is now presented as a separate component of total equity in our Consolidated Financial Statements. We have adopted this standard on a retroactive basis. While this presentation differs from previous GAAP requirements, this standard did not affect our net income and equity attributable to Holly stockholders.
Segment Information
Our operations are currently organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other.
The Refining segment includes the operations of our Navajo Refinery, Woods Cross Refinery and Holly Asphalt Company. The Refining segment involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel, and includes our Navajo Refinery and Woods Cross Refinery. The petroleum products produced by the Refining segment are marketed in Texas, New Mexico, Arizona, Utah, Wyoming, Idaho, Washington and northern Mexico. The Refining segment also includes Holly Asphalt Company which manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Texas and northern Mexico.
The HEP segment involves all of the operations of HEP effective March 1, 2008 (date of reconsolidation). HEP owns and operates a system of petroleum product and crude gathering pipelines in Texas, New Mexico, Oklahoma and Utah, distribution terminals in Texas, New Mexico, Arizona, Utah, Idaho, and Washington and refinery tankage in New Mexico and Utah. Revenues are generated by charging tariffs for transporting petroleum products and crude oil through their pipelines and by charging fees for terminalling petroleum products and other hydrocarbons, and storing and providing other services at their storage tanks and terminals. The HEP segment also includes a 70% interest in Rio Grande Pipeline Company (“Rio Grande”) which provides petroleum products transportation services. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations and from HEP’s interest in Rio Grande.

				Consolidations
			Corporate	and	Consolidated
	Refining	HEP	and Other	Eliminations	Total
	(In thousands)
Three Months Ended March 31, 2009
Sales and other revenues	$636,910	$32,125	$99	$(18,311)	$650,823
Operating expenses	$56,415	$10,768	$19	$—	$67,202
General and administrative expenses	$—	$1,227	$10,520	$—	$11,747
Depreciation and amortization	$11,951	$7,174	$1,196	$—	$20,321
Income (loss) from operations	$38,705	$12,830	$(11,636)	$—	$39,889
Capital expenditures (excludes HEP’s investment in joint venture)	$88,238	$10,570	$420	$—	$99,228

Three Months Ended March 31, 2008
Sales and other revenues	$1,477,376	$9,942	$401	$(7,735)	$1,479,984
Operating expenses	$57,216	$3,492	$—	$—	$60,708
General and administrative expenses	$7	$522	$12,408	$—	$12,937
Depreciation and amortization	$10,281	$2,010	$1,018	$—	$13,309
Income (loss) from operations	$18,884	$3,734	$(13,025)	$—	$9,593
Capital expenditures	$68,816	$3,252	$693	$—	$72,761

March 31, 2009
Cash, cash equivalents and investments in marketable securities	$—	$4,321	$50,144	$—	$54,465
Total assets	$1,447,571	$488,311	$96,543	$(18,558)	$2,013,867
Total debt	$—	$411,485	$55,000	$—	$466,485

December 31, 2008
Cash, cash equivalents and investments in marketable securities	$—	$5,269	$90,739	$—	$96,008
Total assets	$1,288,211	$458,049	$141,768	$(13,803)	$1,874,225
Total debt	$—	$370,914	$—	$—	$370,914

Refining Operating Data
Our refinery operations include the Navajo Refinery and the Woods Cross Refinery. The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation, depletion and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Years Ended
	March 31,
	2009	2008
Navajo Refinery
Crude charge (BPD) (1)	57,685	83,200
Refinery production (BPD) (2)	63,061	94,640
Sales of produced refined products (BPD)	62,147	94,050
Sales of refined products (BPD) (3)	71,138	105,410

Refinery utilization (4)	67.9%	97.9%

Average per produced barrel (5)
Net sales	$57.37	$103.26
Cost of products (6)	44.92	96.83

Refinery gross margin	12.45	6.43
Refinery operating expenses (7)	6.17	4.39

Net operating margin	$6.28	$2.04

Feedstocks:
Sour crude oil	87%	80%
Sweet crude oil	8%	8%
Other feedstocks and blends	5%	12%

Total	100%	100%

Sales of produced refined products:
Gasolines	61%	58%
Diesel fuels	31%	32%
Jet fuels	1%	1%
Fuel oil	1%	3%
Asphalt	3%	3%
LPG and other	3%	3%

Total	100%	100%

Woods Cross Refinery(8)
Crude charge (BPD) (1)	23,309	24,960
Refinery production (BPD) (2)	23,286	25,440
Sales of produced refined products (BPD)	27,024	25,300
Sales of refined products (BPD) (3)	27,664	27,530

Refinery utilization (4)	75.2%	96.0%

Average per produced barrel (5)
Net sales	$50.31	$102.96
Cost of products (6)	39.57	90.42

Refinery gross margin	10.74	12.54
Refinery operating expenses (7)	6.92	6.26

Net operating margin	$3.82	$6.28

	Three Months Ended
	March 31,
	2009	2008
Woods Cross Refinery
Feedstocks:
Sour crude oil	3%	3%
Sweet crude oil	66%	76%
Black wax crude oil	29%	16%
Other feedstocks and blends	2%	5%

Total	100%	100%

Sales of produced refined products:
Gasolines	68%	68%
Diesel fuels	23%	23%
Jet fuels	1%	—%
Fuel oil	4%	5%
Asphalt	1%	—%
LPG and other	3%	4%

Total	100%	100%

Consolidated
Crude charge (BPD) (1)	80,994	108,160
Refinery production (BPD) (2)	86,347	120,080
Sales of produced refined products (BPD)	89,171	119,350
Sales of refined products (BPD) (3)	98,802	132,940

Refinery utilization (4)	69.8%	97.4%

Average per produced barrel (5)
Net sales	$55.23	$103.20
Cost of products (6)	43.30	95.48

Refinery gross margin	11.93	7.72
Refinery operating expenses (7)	6.40	4.78

Net operating margin	$5.53	$2.94

Feedstocks:
Sour crude oil	64%	63%
Sweet crude oil	24%	23%
Black wax crude oil	8%	4%
Other feedstocks and blends	4%	10%

Total	100%	100%

Sales of produced refined products:
Gasolines	63%	60%
Diesel fuels	29%	30%
Jet fuels	1%	1%
Fuel oil	2%	3%
Asphalt	2%	3%
LPG and other	3%	3%

Total	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at the crude units at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)	Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity was increased from 109,000 BPSD to 111,000 BPSD in mid-year 2007 and by an additional 5,000 BPSD in the fourth quarter of 2008, increasing our consolidated crude capacity to 116,000 BPSD.

(5)	Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(6)	Transportation costs billed from HEP are included in cost of products.

(7)	Represents operating expenses of our refineries, exclusive of depreciation, depletion, and amortization.

(8)	There was a scheduled major maintenance turnaround at the Woods Cross Refinery during the 2008 third quarter.
Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation based upon accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.
Set forth below is our calculation of EBITDA.

	Three Months Ended
	March 31,
	2009	2008
	(In thousands)
Net Income attributable to Holly Corporation stockholders	$21,945	$8,649
Add provision for income tax	12,131	4,695
Add interest expense	6,239	1,992
Subtract interest income	(2,196)	(3,555)
Add depreciation and amortization	20,321	13,309

EBITDA	$58,440	$25,090

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation, depletion and amortization. Each of these component performance measures can be reconciled directly to our Statements of Income.
Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross Margin
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for both of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended
	March 31,
	2009	2008
Average per produced barrel:

Navajo Refinery
Net sales	$57.37	$103.26
Less cost of products	44.92	96.83

Refinery gross margin	$12.45	$6.43

Woods Cross Refinery
Net sales	$50.31	$102.96
Less cost of products	39.57	90.42

Refinery gross margin	$10.74	$12.54

Consolidated
Net sales	$55.23	$103.20
Less cost of products	43.30	95.48

Refinery gross margin	$11.93	$7.72

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for both of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended
	March 31,
	2009	2008
Average per produced barrel:

Navajo Refinery
Refinery gross margin	$12.45	$6.43

Less refinery operating expenses	6.17	4.39

Net operating margin	$6.28	$2.04

Woods Cross Refinery
Refinery gross margin	$10.74	$12.54
Less refinery operating expenses	6.92	6.26

Net operating margin	$3.82	$6.28

Consolidated
Refinery gross margin	$11.93	$7.72
Less refinery operating expenses	6.40	4.78

Net operating margin	$5.53	$2.94

Below are reconciliations to our Consolidated Statements of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliations of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended
	March 31,
	2009	2008
Navajo Refinery
Average sales price per produced barrel sold	$57.37	$103.26
Times sales of produced refined products sold (BPD)	62,147	94,050
Times number of days in period	90	91

Refined product sales from produced products sold	$320,884	$883,756

Woods Cross Refinery
Average sales price per produced barrel sold	$50.31	$102.96
Times sales of produced refined products sold (BPD)	27,024	25,300
Times number of days in period	90	91

Refined product sales from produced products sold	$122,362	$237,045

Sum of refined products sales from produced products sold from our two refineries (4)	$443,246	$1,120,801
Add refined product sales from purchased products and rounding (1)	53,646	135,209

Total refined products sales	496,892	1,256,010
Add direct sales of excess crude oil(2)	121,255	202,951
Add other refining segment revenue(3)	18,763	18,415

Total refining segment revenue	636,910	1,477,376
Add HEP segment sales and other revenues	32,125	9,942
Add corporate and other revenues	99	401
Subtract consolidations and eliminations	(18,311)	(7,735)

Sales and other revenues	$650,823	$1,479,984

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the revenues associated with Holly Asphalt Company and other revenues including sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended
	March 31,
	2009	2008
Average sales prices per produced barrel sold	$55.23	$103.20
Times sales of produced refined products sold (BPD)	89,171	119,350
Times number of days in period	90	91

Refined product sales from produced products sold	$443,246	$1,120,801

Reconciliation of average cost of products per produced barrel sold to total costs of products sold

	Three Months Ended
	March 31,
	2009	2008
Navajo Refinery
Average cost of products per produced barrel sold	$44.92	$96.83
Times sales of produced refined products sold (BPD)	62,147	94,050
Times number of days in period	90	91

Cost of products for produced products sold	$251,248	$828,724

	Three Months Ended
	March 31,
	2009	2008
Woods Cross Refinery
Average cost of products per produced barrel sold	$39.57	$90.42
Times sales of produced refined products sold (BPD)	27,024	25,300
Times number of days in period	90	91

Cost of products for produced products sold	$96,241	$208,174

Sum of cost of products for produced products sold from our two refineries (4)	$347,489	$1,036,898
Add refined product costs from purchased products sold and rounding (1)	57,760	135,164

Total refined cost of products sold	405,249	1,172,062
Add crude oil cost of direct sales of excess crude oil(2)	120,682	202,213
Add other refining segment costs of products sold(3)	3,908	16,713

Total refining segment cost of products sold	529,839	1,390,988
Subtract consolidations and eliminations	(18,185)	(7,551)

Costs of products sold (exclusive of depreciation, depletion and amortization)	$511,654	$1,383,437

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment cost of products sold includes the cost of products for Holly Asphalt Company and other costs including costs attributable to sulfur credit sales.

(4)	The above calculations of costs of products from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended
	March 31,
	2009	2008
Average cost of products per produced barrel sold	$43.30	$95.48
Times sales of produced refined products sold (BPD)	89,171	119,350
Times number of days in period	90	91

Cost of products for produced products sold	$347,489	$1,036,898

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended
	March 31,
	2009	2008
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$6.17	$4.39
Times sales of produced refined products sold (BPD)	62,147	94,050
Times number of days in period	90	91

Refinery operating expenses for produced products sold	$34,510	$37,572

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$6.92	$6.26
Times sales of produced refined products sold (BPD)	27,024	25,300
Times number of days in period	90	91

Refinery operating expenses for produced products sold	$16,831	$14,412

	Three Months Ended
	March 31,
	2009	2008
Sum of refinery operating expenses per produced products sold from our two refineries (2)	$51,341	$51,984
Add other refining segment operating expenses and rounding (1)	5,074	5,232

Total refining segment operating expenses	56,415	57,216
Add HEP segment operating expenses	10,796	3,676
Add corporate and other costs	(9)	(184)

Operating expenses (exclusive of depreciation, depletion and amortization)	$67,202	$60,708

(1)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of Holly Asphalt Company.

(2)	The above calculations of refinery operating expenses from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended
	March 31,
	2009	2008
Average refinery operating expenses per produced barrel sold	$6.40	$4.78
Times sales of produced refined products sold (BPD)	89,171	119,350
Times number of days in period	90	91

Refinery operating expenses for produced products sold	$51,341	$51,984

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended
	March 31,
	2009	2008
Navajo Refinery
Net operating margin per barrel	$6.28	$2.04
Add average refinery operating expenses per produced barrel	6.17	4.39

Refinery gross margin per barrel	12.45	6.43
Add average cost of products per produced barrel sold	44.92	96.83

Average net sales per produced barrel sold	$57.37	$103.26
Times sales of produced refined products sold (BPD)	62,147	94,050
Times number of days in period	90	91

Refined products sales from produced products sold	$320,884	$883,756

Woods Cross Refinery
Net operating margin per barrel	$3.82	$6.28
Add average refinery operating expenses per produced barrel	6.92	6.26

Refinery gross margin per barrel	10.74	12.54
Add average cost of products per produced barrel sold	39.57	90.42

Average net sales per produced barrel sold	$50.31	$102.96
Times sales of produced refined products sold (BPD)	27,024	25,300
Times number of days in period	90	91

Refined products sales from produced products sold	$122,362	$237,045

Sum of refined products sales from produced products sold from our two refineries (4)	$443,246	$1,120,801
Add refined product sales from purchased products and rounding (1)	53,646	135,209

Total refined products sales	496,892	1,256,010
Add direct sales of excess crude oil(2)	121,255	202,951
Add other refining segment revenue (3)	18,763	18,415

Total refining segment revenue	636,910	1,477,376
Add HEP segment sales and other revenues	32,125	9,942
Add corporate and other revenues	99	401
Subtract consolidations and eliminations	(18,311)	(7,735)

Sales and other revenues	$650,823	$1,479,984

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products or to meet delivery commitments.

(2)	We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the revenues associated with Holly Asphalt Company and other revenues including from sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended
	March 31,
	2009	2008
Net operating margin per barrel	$5.53	$2.94
Add average refinery operating expenses per produced barrel	6.40	4.78

Refinery gross margin per barrel	11.93	7.72
Add average cost of products per produced barrel sold	43.30	95.48

Average sales price per produced barrel sold	$55.23	$103.20
Times sales of produced refined products sold (BPD)	89,171	119,350
Times number of days in period	90	91

Refined product sales from produced products sold	$443,246	$1,120,801

FOR FURTHER INFORMATION, Contact:
Bruce R, Shaw, Senior Vice President and
     Chief Financial Officer
M. Neale Hickerson, Vice President,
     Investor Relations
Holly Corporation
214/871-3555